EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of ON Semiconductor Corporation of our report dated July 3, 2008 relating to the financial statements and financial statement schedule, which appears in Catalyst Semiconductor, Inc.’s Annual Report on Form 10-K for the year ended April 27, 2008. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

San Jose, California

August 22, 2008